Exhibit 5.1

CONYERS DILL & PEARMAN LLP
SIX, 2nd Floor, Cricket Square
PO Box 2681, Grand Cayman KY1-1111 Cayman Islands
T +1 345 945 3901
conyers.com

20 June 2025

+1 345 814 7786

cora.miller@conyers.com

NFT Limited

c/o Conyers Trust Company (Cayman) Limited

Cricket Square, Hutchings Drive

P.O. Box 2681, Grand Cayman, KY1-111

Cayman Islands

Dear Sirs and Madams:

Re: NFT Limited (the “Company”)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s resale registration statement on Form F-1 (as amended or supplemented, the “Registration Statement”) and a preliminary prospectus annexed thereto (the “Prospectus”) (which terms do not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to be filed with by the Company with the Securities and Exchange Commission (the “Commission”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) relating to the offering and sale (the “Offering”) by the selling shareholders (the “Selling Shareholders”) of up to 9,253,262 Class A ordinary shares of the Company with a nominal or par value US$0.005 (the “Securities”) issuable upon conversion of amounts outstanding under certain amended and restated convertible notes (the “Notes”) issued pursuant to a securities and purchase agreement entered into between the Company and the Selling Shareholders on 6 May 2025, as amended on 3 June 2025.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following documents:

1.1	the Registration Statement; and

1.2	the Prospectus.

The documents listed in items 1.1 through 1.2 above are herein sometimes collectively referred to as the “Transaction Documents” (which terms do not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed:

1.3	a copy of the Certificate of Incorporation with effect from 30 September 2022 and dated 3 October 2022, certified as a true copy by Conyers Trust Company (Cayman) Limited on 18 June 2025 (the “COI”);

1.4	a copy of the First Amended and Restated Memorandum and Articles of Association of the Company approved by special resolution dated 19 March 2024 (the “Memorandum and Articles” together with the COI, the “Constitutional Documents”), certified as a true copy by Conyers Trust Company (Cayman) Limited on 18 June 2025;

1.5	a copy of the unanimous written resolutions of the directors of the Company dated 20 June 2025 (the “Resolutions”);

1.6	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 18 June 2025 (the “Certificate Date”);

1.7	a copy of a certificate of incumbency of the Company issued by Conyers Corporate Services (Cayman) Limited dated 18 June 2025 (the “Incumbency Certificate” and together with the Constitutional Documents, the Good Standing Certificate and the Resolutions, the “Corporate Documents”);

1.8	the results of our electronic searches against the Company at the Registrar of Companies conducted on 19 June 2025 and the electronic Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted on 19 June 2025; and

1.9	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	the accuracy and completeness of all factual representations made in the Resolutions and Transaction Documents and other documents reviewed by us;

2.3	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.4	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.5	that the Company will issue the Securities pursuant to the Transaction Documents and in furtherance of its objects as set out in its Constitutional Documents;

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2.6	that the Constitutional Documents will not be amended in any manner that would affect the opinions set forth herein;

2.7	that the Company will have sufficient authorised capital to effect the issue of any of the Securities at the time of issuance pursuant to the Transaction Documents;

2.8	that, upon the issue of any Securities to be sold by the Selling Shareholders, the Selling Shareholders will receive consideration for the full issue price thereof which shall not be less than the par value thereof;

2.9	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares of the Company;

2.10	the Offering and the transactions contemplated under the Transaction Documents complies with the requirements of the applicable rules of the New York Stock Exchange;

2.11	the Company is and after filing of the Registration Statement with the Commission, will be able to pay its liabilities as they become due;

2.12	the validity and binding effect under the laws of the United States of America of the Registration Statement and Prospectus and that the Registration Statement and Prospectus will or have been duly filed with and declared effective by the Commission prior to, or concurrent with, the sale of the Securities;

2.13	that the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Notes), the issuance and sale thereof by the Selling Shareholders, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the Cayman Islands;

2.14	that all necessary corporate action will be taken by or on behalf of the Company and the Selling Shareholders to authorise and approve any issuance of Securities, the terms of the Offering and related matters; and

2.15	save for the Corporate Documents and the statutory registers of the Company to be updated to reflect the Resolutions, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions contemplated by the Registration Statement.

3.	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

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3.2	This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

3.3	We express no opinion with respect to the issuance of Securities pursuant to any provision of the Transaction Documents that purports to obligate the Company to issue Securities following the commencement of a winding up or liquidation of the Company.

3.4	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (“Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2	When issued and paid for in accordance with the Transaction Documents and recorded in the register of members of the Company, the Securities will be validly issued, fully paid and non- assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as exhibit 5.1 to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving this consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the Rules and Regulations of the Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Yours faithfully,

/s/ Conyers Dill & Pearman LLP

Conyers Dill & Pearman LLP

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